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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
TCA Cable TV, Inc.;

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-80993, 33-80995, 33-91506, 33-93148 and 333-44399) and on Form
S-3 (Nos. 333-03351, 333-03766, 333-76235 and 333-82575) of Cox Communications,
Inc. of our report dated December 18, 1998, with respect to the consolidated balance sheet of TCA Cable TV, Inc. and Subsidiaries as of October 31, 1998 and the related consolidated statements of operations, shareholders' equity, and cash flows for the year then ended, which report appears in the Form 8-K/A of Cox Communications, Inc. dated May 12, 1999.



                                                 KPMG LLP

Dallas, Texas
July 16, 1999